UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2020

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2020 Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”) entered into an Employment Agreement with Mr. Eric Prouty, an American citizen, to become an Independent Non-Executive Director of our Company, pursuant to which he will receive compensation of $36,000 per annum for the term of the agreement to begin February 1, 2020 (the “Agreement”). Mr Prouty will also be paid USD$5,000 per annum per committee he sits on, and USD$10,000 per committee when he acts as Chairman.

Mr Prouty will be appointed Chairman of the Audit Committee for the first year of his Agreement, and be appointed to the Remuneration Committee.

Pursuant to the Agreement, Mr. Prouty will also be entitled to receive stock options to purchase our common shares as follows:

•	Options to purchase up to 10,000 common shares at an issue price of US$0.01 per share following six months service, exercisable within 24 months after the date of issuance; and
•	Options to purchase up to 25,000 common shares at an issue price of US$2.50 per share following twelve months service, exercisable within 24 months after the date of issuance;
•	Options to purchase up to 25,000 common shares at an issue price of US$3.75 per share following twenty four months service, exercisable within 24 months after the date of issuance.

The foregoing appointment of Mr. Eric Prouty follows the resignation of Dr. Andrew Jolly as a Non-Executive Director of the Company on February 1, 2020. Dr. Jolly’s resignation did not result from any disagreement with the Company regarding its policies, practices or otherwise. Dr. Jolly did not receive any compensation for loss of office. Dr. Jolly will become a Senior Technical Adviser to our Company.

On February 1, 2020, as described above, we issued the options to purchase 60,000 common shares to Mr. Prouty. The securities were issued to one US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), in a transaction not involving a “public offering”, relying on section 4(a)(2) of the Securities Act.

Eric Prouty—Independent Non-Executive Director

Eric Prouty, is an experienced Equity Research Analyst and Investor Relations consultant. His research work has primarily focused on environmental sustainability.

In November 2013, Mr Prouty was a founding partner of AdvisIRy, an investor relations firm based in New York. He also sits on the board of Hudson Technologies Inc. (NASDAQ: HDSN), a NASDAQ listed company, where he is a member of the Audit, Compensation, Nominating and Executive committees.

Prior to the appointments above, Mr Prouty was a Senior Research Analyst at Canaccord Genuity (2006-2011), Director of Equity Research at Adams Harkness (2001-2007), Senior Equity Research Analyst at Robertson Stephens (2000-2001), an Equity Research Analyst at First Albany (1996-2000) and an Equity Research Associate at State Street (1992-1996).

Mr. Prouty graduated with a B.A. in Economics from Dickinson College.

Except as disclosed herein, there have been no transactions between the Company and Mr. Prouty since our last fiscal year which would be required to be reported herein. There are no family or similar relationships among Mr. Prouty and any of our officers, directors, or affiliates.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

2.1	Employment Agreement dated February 1, 2020 with Eric Prouty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date:	February 4, 2020

3